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                                                                      EXHIBIT 21

                           OVERHEAD DOOR CORPORATION
                              ACTIVE SUBSIDIARIES


1.  ABC DOOR CORPORATION                        PHOENIX, ARIZONA
2.  BRF DOOR CORPORATION                        BOCA RATON, FLORIDA
3.  CENTRAL NEBRASKA, INC.                      HASTINGS, NEBRASKA
4.  CNC DOOR COMPANY                            CHARLOTTE, NORTH CAROLINA
5.  DALLAS PROPERTIES GROUP, INC.               DALLAS, TEXAS
6.  ETX DOOR COMPANY                            EL PASO, TEXAS
7.  GMI HOLDINGS INC. DBA THE GENIE COMPANY     ALLIANCE, OHIO
      GENIE EXPORT CO. FSC LTD.                 VIRGIN ISLANDS
8.  HORTON AUTOMATICS, LTD.                     TELFORD, ENGLAND
9.  MORE DOOR COMPANY                           LAS VEGAS, NEVADA
10. OHD CORPORATION                             DALLAS, TEXAS
11. TFL DOOR CORPORATION                        TALLAHASSEE, FLORIDA
12. XYZ DOOR COMPANY                            FORT WORTH, TEXAS